Exhibit 99.1


FOR IMMEDIATE RELEASE

For Further Information:

Howard N. Feist
Chief Financial Officer
(609) 584-3586



              CONGOLEUM CORPORATION REPORTS SECOND QUARTER RESULTS


MERCERVILLE, NJ, August 4, 2004 - Congoleum Corporation (AMEX: CGM) reported today its financial results for the second quarter ended June 30, 2004. \

Sales for the three months ended June 30, 2004 were $63.0 million, compared with sales of $55.0 million reported in the second quarter of 2003, an increase of 14.5%. Net income for the quarter ended June 30, 2004 was $1.4 million versus a net loss of $2.0 million in the second quarter of 2003. Net income per share for the quarter ended June 30, 2004 was $0.16, compared with a net loss per share of $0.24 in the second quarter of 2003.

Sales for the six months ended June 30, 2004 were $115.0 million, compared with sales of $108.6 million reported in the first six months of 2003, an increase of 5.9%. Net income for the six months ended June 30, 2004 was $0.9 million, or $0.11 per share, versus a net loss of $4.6 million, or $0.55 per share, in the first six months of 2003.

Roger S. Marcus, Chairman of the Board, commented "We are very pleased with the sales and profitability improvements achieved during the second quarter. Our sales growth came from increased shipments to the manufactured housing industry and the introduction of our new Xclusive sheet product, as well as inventory increases by our largest distributor following decreases in the first quarter. Even more encouraging was our bottom line performance, which reflects the benefit of the cost reduction steps we took last year as well as the improvement in sales. We are particularly pleased to have achieved margin improvements despite significant increases in our raw material costs, which more than offset the benefit of our price increase last year."

Mr. Marcus continued, "Although these raw material increases will continue to pressure our margins for the balance of 2004, we are optimistic about the overall outlook for our operating results this year. Our new Xclusive product has been very well received at retail and shipments are running well ahead of expectations. Sales of this new product, together with the improved level of sales to the manufactured housing industry, should benefit our top line for the remainder of the year and help mitigate the impact of the higher raw material costs as well as the costs of new product development and introduction. We also remain optimistic about our goal of completing the Chapter 11 reorganization in 2004. Achieving that, together with our excellent product offering and leaner cost structure, would put us in an exciting position as we enter 2005."

Congoleum Corporation is a leading manufacturer of resilient flooring, serving both residential and commercial markets. Its sheet, tile and plank products are available in a wide variety of designs and colors, and are used in remodeling, manufactured housing, new construction and commercial applications. The Congoleum brand name is recognized and trusted by consumers as representing a company that has been supplying attractive and durable flooring products for over a century. Congoleum is a 55% owned subsidiary of American Biltrite Inc. (AMEX: ABL).

The above news release contains certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks, uncertainties and assumptions. These forward-looking statements are based on Congoleum's expectations, as of the date of this release, of future events, and Congoleum undertakes no obligation to update any of these forward looking statements. Although Congoleum believes that these expectations are based on reasonable assumptions, within the bounds of its knowledge of its business and experience, there can be no assurance that actual results will not differ materially from its expectations. Readers are cautioned not to place undue reliance on any forward-looking statements. Factors that could cause actual results to differ from expectations include: (i) the future cost and timing of estimated asbestos liabilities and payments and availability of insurance coverage and reimbursement from insurance companies that underwrote the applicable insurance policies for asbestos-related claims and other costs relating to the execution and implementation of any plan of reorganization pursued by Congoleum, (ii) timely reaching agreement with other creditors, or classes of creditors, that exist or may emerge, (iii) satisfaction of the conditions and obligations under Congoleum's outstanding debt instruments, (iv) the response from time-to-time of Congoleum's and its controlling shareholder's, American Biltrite Inc.'s, lenders, customers, suppliers and other constituencies to the ongoing process arising from Congoleum's strategy to settle its asbestos liability, (v) Congoleum's ability to maintain debtor-in-possession financing sufficient to provide it with funding that may be needed during the pendency of its Chapter 11 case and exit financing sufficient to provide it with funding for its operations after emerging from the bankruptcy process, in each case, on reasonable terms, (vi) timely obtaining sufficient creditor and court approval of any reorganization plan pursued by Congoleum, (vii) compliance with the United States Bankruptcy Code, including Section 524(g), (viii) developments in, and the outcome of, insurance litigation pending in New Jersey state court, (ix) developments in, and the outcome of, proposed federal legislation that, if adopted, would establish a national trust to provide compensation to victims of asbestos-related injuries that would be funded by assessments against companies with asbestos-related liabilities such as Congoleum, (x) increases in raw material prices, (xi) increased competitive activity from companies in the flooring industry, some of which have greater resources and broader distribution channels than Congoleum, (xii) increases in the costs of environmental compliance and remediation or the exhaustion of insurance coverage for such expenses, (xiii) unfavorable developments in the national economy or in the housing industry in general, including developments arising from the war in Iraq, (xiv) shipment delays, depletion of inventory and increased production costs resulting from unforeseen disruptions of operations at any of Congoleum's facilities or distributors, (xv) product warranty costs, and (xvi) changes in distributors of Congoleum's products. In any event, if Congoleum is not successful in obtaining sufficient creditor and court approval of its plan of reorganization, such failure would have a material adverse effect upon its business, results of operations and financial condition. Actual results could differ significantly as a result of these and other factors discussed in Congoleum's annual report on Form 10-K for the year ended December 31, 2003 and its other filings with the Securities and Exchange Commission.

                              CONGOLEUM CORPORATION

                              RESULTS OF OPERATIONS

                    (In thousands, except per share amounts.)
                                   (Unaudited)

                                                       For the Three             For the Six
                                                        Months Ended             Months Ended
                                                          June 30,                 June 30,
                                                          --------                 --------
                                                      2004        2003         2004         2003
                                                    --------    --------    ---------    ---------

Net Sales .......................................   $ 62,951    $ 54,995    $ 114,951    $ 108,576
Cost of Sales ...................................     46,065      42,739       84,514       83,653
Selling, General & Administrative Expenses ......     13,017      12,513       25,002       25,716
                                                    --------    --------    ---------    ---------

Income (loss) from Operations ...................      3,869        (257)       5,435         (793)

Interest Expense (net) ..........................     (2,314)     (2,226)      (4,559)      (4,422)
Other Income ....................................        421         492          665          636
                                                    --------    --------    ---------    ---------
Income (loss) before Taxes ......................      1,976      (1,991)       1,541       (4,579)
Income Taxes ....................................        616         -0-          616          -0-
                                                    --------    --------    ---------    ---------
Net Income (loss) ...............................   $  1,360    $ (1,991)   $     925    $  (4,579)
                                                    ========    ========    =========    =========

Net Income / (loss) Per Share, Basic & Diluted ..   $   0.16    $  (0.24)   $    0.11    $   (0.55)
                                                    ========    ========    =========    =========

Weighted Average number of Common Shares
Outstanding, Basic ..............................      8,260       8,260        8,260        8,260
                                                    ========    ========    =========    =========

ADDITIONAL FINANCIAL INFORMATION:

Capital Expenditures ............................   $    508    $  1,454    $   1,355    $   2,469

Depreciation and Amortization ...................   $  2,823    $  2,937    $   5,714    $   5,828

                             CONDENSED BALANCE SHEET

                                 (In thousands)
                                   (Unaudited)

                                                                 June 30,   December 31,
                                                                   2004        2003
                                                                ---------    ---------
ASSETS:
Cash ........................................................   $  27,523    $   3,926
Accounts & notes receivable, net ............................      24,204       13,560
Inventory ...................................................      43,191       44,995
Other current assets ........................................      15,436       18,424
                                                                ---------    ---------

Total Current Assets ........................................     110,354       80,905

Property & equipment (net) ..................................      82,950       87,035
Other assets ................................................       7,680        7,959
                                                                ---------    ---------
Total Assets ................................................   $ 200,984    $ 175,899
                                                                =========    =========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Accounts payable, accrued expenses & deferred income taxes ..   $  53,106    $  43,524
Revolving credit loan - secured debt ........................      15,342       10,232
                                                                ---------    ---------
Total Current Liabilities ...................................      68,448       53,756

Liabilities subject to compromise ...........................     152,937
Long term debt ..............................................                   99,773
Other liabilities ...........................................       3,900       48,147
                                                                ---------    ---------
Total Liabilities ...........................................     225,285      201,676

Stockholders Equity .........................................     (24,301)     (25,777)
                                                                ---------    ---------

Total Liabilities & Stockholders Equity .....................   $ 200,984    $ 175,899
                                                                =========    =========